Exhibit 99.1
n e w s   r e l e a s e
QLT ANNOUNCES THAT COURT OF APPEALS GRANTS STAY OF INJUNCTION
AGAINST ELIGARD® SALES

For Immediate Release	April 5, 2006
VANCOUVER, CANADA—QLT Inc. (NASDAQ: QLTI; TSX: QLT) announced today the decision of the U.S. Court of Appeals for the Federal Circuit to stay the injunction against the manufacture and sale of QLT USA Inc.’s Eligard® products that was entered on February 27, 2006, by the U.S. District Court for the Northern District of Illinois Eastern Division.
Previously, the Court of Appeals had temporarily stayed the injunction while it was considering the motion for a stay filed by QLT USA and co-defendant Sanofi-Synthelabo, Inc. Following the earlier injunction decision, QLT USA’s U.S. marketing partner for Eligard, Sanofi-Synthelabo, Inc., had previously announced that it was discontinuing sales of Eligard in the U.S. until the expiry of the patent on May 1, 2006 that is the subject of the litigation with TAP Pharmaceuticals Products, Inc. As a result of the decision and reasons of the Court of Appeals to grant a stay of the injunction, Sanofi-Synthelabo has advised QLT USA it will re-launch Eligard in a limited manner in order to serve the public interest of patient safety.
Under the order issued by the Court of Appeals, QLT USA is required to deposit into escrow the net Eligard sales revenues from the date of the injunction, February 27, 2006, until the expiration of the patent on May 1.
QLT USA’s appeal of the District Court’s judgment on liability in favor of TAP Pharmaceutical Products Inc. and co-plaintiffs continues.
About QLT Inc.
QLT is a global biopharmaceutical company specializing in developing treatments for eye diseases as well as dermatological and urological conditions. We have combined our expertise in the discovery, development and commercialization of innovative drug therapies with our two unique technology platforms, photodynamic therapy and Atrigel®, to create products such as Visudyne® and Eligard®. For more information, visit our web site at www.qltinc.com.

QLT Inc.:
Vancouver, Canada
Therese Hayes or Bal Bains
Telephone: 604-707-7000 or 1-800-663-5486
Fax: 604-707-7001
Atrigel is a registered trademark of QLT USA, Inc.
Visudyne is a registered trademark of Novartis AG.
Eligard is a registered trademark of Sanofi-aventis.
QLT Inc. is listed on The NASDAQ Stock Market under the trading symbol “QLTI” and on the Toronto Stock Exchange under the trading symbol “QLT.”
Certain statements in this press release constitute “forward-looking” statements and information of QLT within the meaning of the Private Securities Litigation Reform Act of 1995, and applicable Canadian Securities legislation, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. These statements and information are only predictions and actual events or results may differ materially. Such statements and information include statements with respect to QLT’s expectations as to the final outcome of any appeal of the trial decision. Factors that could cause such actual events or results expressed or implied by such forward-looking statements and information to differ materially from any future results expressed or implied by such statements and information include, but are not limited to: the ultimate outcome of the Eligard litigation has not yet been decided and there can be no assurance that any appeal will be finally resolved in our favor, the Court may order the payment of substantial damages, or an additional royalty or damages for access to the inventions covered by claims in issued U.S. patents, and other factors as described in detail in QLT Inc.’s Annual Information Form on Form 10-K and recent and forthcoming quarterly reports on Form 10-Q, and other filings with the U.S. Securities and Exchange Commission and Canadian Securities Regulatory authorities. Forward-looking statements are based on our current expectations and QLT is not obligated to update such information to reflect later events or developments.